Exhibit 5.3

Advocaten Notarissen Belastingadviseurs

To RELX N.V. Radarweg 29 1043 NX AMSTERDAM The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 2 May 2018		M. Stoffer Advocaat
Our ref.	M29725325/3/20689160/WPJVK

Dear Sir/Madam,

RELX N.V. (the “Company”)

Indenture (the “Agreement”)

1	INTRODUCTION

I act as Dutch legal adviser (advocaat) to the Company in connection with the Agreement.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined the following documents:

(a)	A copy of:

(i)	the Agreement signed by the Company;

(ii)	the Registration Statement;

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(iii)	the form of the Securities incorporated by reference as an exhibit to the Registration Statement; and

(iv)	the Officer’s Certificate.

(b)	A copy of:

(i)	the Company’s deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Rules for the Board; and

(iii)	the Trade Register Extract.

(c)	A copy of each Corporate Resolution.

(d)	A copy of each Power of Attorney.

In addition, I have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(f)	Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Company is not included on any Sanctions List.

(g)

(i)	Confirmation by telephone from the court registry of the District Court of the place where the Company has its seat, derived from that Court’s Insolvency Register; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Company is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

(iv)	The Agreement has been signed by all parties in the form referred to in this opinion.

(b)

(i)	The Rules for the Board remain in force without modification.

(i)	The (extract of the) minutes of the meeting of the Company’s managing board and of the meeting of the Company’s Committee referred to in the definition of “Corporate Resolution” of the Company correctly reflect the course of events at these meetings.

(ii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(iii)	No advice from any works council is required under the Works Councils Act (Wet op de ondernemingsraden) or otherwise in respect of the Company’s entry into the Agreements and its decision to guarantee the Securities.

(c)

(i)	Each party other than the Company has or will have validly entered into the Agreement.

(ii)	Each Power of Attorney:

(A)	has been signed on behalf of the Company by its managing directors in accordance with its articles of association; and

(B)	remains in force without modification;

and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign the Agreement on behalf of the Company under any Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney.

(iii)	The Company has validly entered into the Original Indenture and each Supplemental Indenture (other than the Seventh Supplemental Indenture).

(d)	When validly signed by all parties, the Agreement is valid and binding on and enforceable against each party under New York Law by which it is expressed to be governed.

(e)	All terms and conditions will have been based on the terms and conditions and on the final terms, in the Registration Statement.

5	OPINION

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me, I am of the following opinion:

(a)	The Company has been incorporated and exists as a public limited liability company (naamloze vennootschap).

(b)

(i)	The Company has the corporate power to enter into and perform the Agreement.

(ii)	The Company has taken all necessary corporate action to authorise its entry into and performance of the Agreement.

(iii)	The Company has validly signed the Seventh Supplemental Indenture.

(c)	The Company’s entry into and performance of the Agreement do not violate Dutch law or its articles of association.

(d)

(i)	The choice of New York Law as the governing law of the Agreement is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Company of the Agreement.

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	The recognition of New York Law as the governing law of the Agreement:

(i)	will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Agreement was entered into (other than the choice of New York Law as the governing law of the Agreement) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)	will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c)	Enforcement in the Netherlands of the Agreement is subject to Dutch rules of civil procedure.

(d)	Enforceability of the Agreement may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(e)	In respect of proceedings in a Dutch court for the enforcement of the Agreement, the appointment of a process agent pursuant to Section 116 of the Indenture may be without effect.

(f)	To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of another person’s obligations and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

(g)	If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of any of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity’s interest.

(h)	To the extent that Dutch law applies, a power of attorney (including a proxy or other authorisation to the same effect) (a) does not preclude the principal from performing legal acts covered by the power of attorney, and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

(i)	Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(j)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(k)	I do not express any opinion on:

(i)	any in rem matters; or

(ii)	tax matters.

7	RELIANCE

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

(b)	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	the agreement in this paragraph and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Menno Stoffer
Menno Stoffer

Annex – Definitions

Part 1 – General

In this opinion:

“Agreement” means the Original Indenture as supplemented by each Supplemental Indenture.

“Committee” is defined in part 2 (Company) of this Annex.

“Company” is defined in part 2 (Company) of this Annex.

“Corporate Resolution” is defined in part 2 (Company) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means RELX Capital Inc.

“New York Law” means the laws of the State of New York, United States of America.

“Officer’s Certificate” means the officer’s certificate pursuant to which the Agreement is entered into, dated 30 April 2018.

“Original Indenture” means the Indenture dated as of 9 May 1995, among RELX Capital Inc. (then named Reed Elsevier Capital Inc.), as issuer, the Company (then named Elsevier N.V.), RELX PLC (then named Reed International P.L.C.), as guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as trustee.

“Power of Attorney” is defined in part 2 (Company) of this Annex.

“Registration” means the registration of the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 dated 2 May 2018 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Rules for the Board” is defined in part 2 (Company) to this Annex.

“Sanctions List” means:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; or

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any debt securities issued by the Issuer under the Indenture and fully and unconditionally guaranteed by the Company, from the date of this opinion and includes, where the context permits:

(a)	the Securities referred to in this opinion and any coupons, talons and receipts pertaining to the Securities; and

(b)	in relation to an issue of Securities, the provisions of those Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Seventh Supplemental Indenture” means the seventh supplement to the Original Indenture, dated 30 April 2018.

“Supplemental Indenture” means each of

(a)	the Supplemental Indenture No. 1, between the same parties as the Original Indenture, executed and delivered on 2 March 1998;

(b)	the Supplemental Indenture No. 2, between the same parties as the Original Indenture, executed and delivered on 28 May 1998;

(c)	the Third Supplemental Indenture, between the same parties as the Original Indenture, executed and delivered on 21 February 2001;

(d)	the Fourth Supplemental Indenture, between the same parties as the Original Indenture, executed and delivered on 25 July 2001;

(e)	the Fifth Supplemental Indenture, between the same parties as the Original Indenture, executed and delivered on 16 January 2009;

(f)	the Sixth Supplemental Indenture, between the same parties as the Original Indenture, executed and delivered on 12 May 2015); and

(g)	the Seventh Supplemental Indenture.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Company) of this Annex.

Part 2 – Company

In this opinion:

“Committee” means the committee of the Company’s board established pursuant to the Corporate Resolution as set out in the definition of “Corporate Resolution” in paragraph (a) below and consisting of N. Luff and E. Engstrom.

“Company” means RELX N.V., with corporate seat in Amsterdam, Trade Register number 33155037.

“Corporate Resolution” means each of:

(a)	an extract of the minutes of the meeting of the Company’s board held on 18 April 2018 including a power of attorney granted by it to the Committee; and

(b)	the minutes of the meeting of the Committee dated 24 April 2018 including a power of attorney granted by it to each of its directors, J. van der Woude and C. Steinmetz.

“Power of Attorney” means:

(a)	the power of attorney included in the extract of the minutes of the meeting of the Company’s board referred to in the definition of “Corporate Resolution” in paragraph (a) above; and

(b)	the power of attorney included in the minutes of the meeting of the Committee referred to in the definition of “Corporate Resolution” in paragraph (b) above.

“Rules for the Board” means the rules for the board of the Company, as adopted on 6 December 2017.

“Trade Register Extract” means a Trade Register extract relating to the Company provided by the Chamber of Commerce and dated 25 April 2018.